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EXHIBIT 23.2
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CONSENT AND REPORT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Registration Statement of our report dated April 8, 2000, relating to the consolidated financial statements of USURF America, Inc. and subsidiaries, and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/

Postlethwaite & Netterville

Baton Rouge, LA
April 26, 2000